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Exhibit 99.3 News Release


[LOGO]


  Sorrento Networks Adjourns Special Meeting of Shareholders until May 28, 2003

San Diego, CA - May 27, 2003 - Sorrento Networks Corporation (Nasdaq NM: FIBR) today announced that a quorum was again not present at the Special Meeting of Shareholders, which was reconvened today, and accordingly the Special Meeting was adjourned. A reconvened meeting will be held on Wednesday, May 28, 2003, at 5:00 PM Pacific Time, at Sorrento's executive offices located at 9990 Mesa Rim Road, San Diego, California.

The Company announced that approximately 44% of the shares eligible to vote have so far been voted, and shares continue to be voted on a daily basis. More than 50% of the eligible shares have to vote to constitute a quorum. The proposed capital restructuring has been favorably received by a substantial majority of those who have cast ballots. All of the propositions that are being voted on appear to be passing, with votes in favor ranging from 79% to 95%.

How to vote

If you were a shareholder of record of Sorrento Networks Corporation common stock as of April 10, 2003, you are eligible to vote. If you have not voted, and have not received either a proxy statement or proxy card, please call Sorrento at 1-858-646-7130, or email us at proxy@sorrentonet.com, and we will get a proxy and/or proxy card to you immediately.

If you already have a proxy and proxy card, you may cast your votes by calling the following toll free number: 1-800-454-8683.

Or, you may vote by logging on to the following website: www.proxyvote.com.




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About Sorrento Networks

Sorrento Networks, headquartered in San Diego, is a leading supplier of intelligent optical networking solutions for metro and regional applications worldwide. Sorrento Networks' products support a wide range of protocols and network traffic over linear, ring and mesh topologies. Sorrento Networks' existing customer base and market focus includes communications carriers and service providers in the telecommunications, cable TV and utilities markets. Recent news releases and additional information about Sorrento Networks can be found at www.sorrentonet.com.

Forward-Looking Statements

Except for historical information contained herein, the matters discussed in this release are forward-looking statements that involve risks and uncertainties. Words such as "plans," "expects," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The occurrence of actual events may differ materially due to a variety of factors, including without limitation the following: (1) Sorrento Networks' ability to close the restructuring contemplated by the definitive agreement with the Series A Preferred Shareholders and the Senior Convertible Debenture Holders; (2) Sorrento Networks' ability to fund its operations until such time that revenue and orders improve, including its ability to raise additional equity or debt financing; (3) Sorrento Networks' ability to come into compliance with Nasdaq listing requirements within the timeframe required by Nasdaq; (4) unanticipated technical problems relating to Sorrento Networks' products; (5) Sorrento Networks' ability, or lack thereof, to make, market and sell optical networking products that meet with market approval and acceptance; (6) the greater financial, technical and other resources of Sorrento Networks' many, larger competitors in the marketplace for optical networking products; (7) changed market conditions, new business opportunities or other factors that might affect Sorrento Networks' decisions as to the best interests of its shareholders; (8) other risks detailed from time to time in Sorrento Networks' reports filed with the U.S. Securities and Exchange Commission.

Sorrento Investor Contact
Joe Armstrong
(858) 450-4934
jarmstrong@sorrentonet.com


                             Sorrento Media Contact

Demetri Elias, Ph.D.
(858) 450-4938
delias@sorrentonet.com

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